EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


iCAD, Inc.
Nashua, New Hampshire


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-72534) and (No. 333-99973) and on From S-3 (No. 333-112689), (333-110977) and (333-109692)
of our report dated February 27, 2004, appearing in this Annual Report on Form 10-K of iCAD, Inc. for the year ended December 31, 2003.



                                                    /s/ BDO SEIDMAN, LLP

Boston, Massachusetts
March 30, 2004